Exhibit 99.2   NEWS RELEASE

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS ANNOUNCES $250 MILLION SHARE REPURCHASE AUTHORIZATION

Outlines Balanced Approach to Capital Allocation

CHICAGO – August 2, 2013 – Telephone and Data Systems, Inc. [NYSE:TDS] today announced that its board of directors has authorized a $250 million share repurchase program.

 “TDS has always taken a balanced approach to capital allocation,” said LeRoy T. Carlson, Jr., president and CEO. “As we work to build shareholder value over the long term, we believe it is critical to invest in faster-growing, adjacent sectors with the potential for higher returns to strengthen our overall financial performance. At the same time, we want to return value to shareholders over time by using a portion of our available cash for regular cash dividends and share repurchases, as valuations warrant.

“We believe we have found attractive opportunities to strengthen our company through the addition of cable/broadband and hosted and managed services companies. We also believe that TDS shares offer a compelling value at current prices.

“Therefore, as we execute our cable/broadband and hosted and managed services strategies over the next several years,” added Carlson, “we expect to allocate approximately three-fourths of our available resources to acquisitions, and one-fourth to cash dividends and share repurchases. This allocation is subject to our ability to identify suitable acquisitions on economic terms.”

The authorization has no expiration date.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless; broadband, TV and voice; and hosted and managed services to approximately 6 million customers nationwide through its business units, U.S. Cellular, TDS Telecom and TDS Hosted & Managed Services. Founded in 1969 and headquartered in Chicago, TDS employed 10,700 people as of June 30, 2013.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents furnished to the Securities and Exchange Commission (“SEC”).

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.  Find us at facebook.com/telephoneanddatasystems.  Follow us on twitter.com/tdscorporate.  For more information about TDS and its subsidiaries, visit:

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com